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                                                                    Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               -------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)  X
                                                     ---
                               -------------------

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)

                                   58-0466330
                      (I.R.S. employer identification no.)

         25 PARK PLACE, N.E.
         ATLANTA, GEORGIA                                     30303
         (Address of principal executive offices)           (Zip Code)

                               -------------------

                                 KRISTINE PRALL
                             SUNTRUST BANK, ATLANTA
                               25 PARK PLACE, N.E.
                                   24TH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 588-7296
            (Name, address and telephone number of agent for service)

                          TEXTRON FINANCIAL CORPORATION
               (Exact name of obligor as specified in its charter)

           DELAWARE                                           05-6008768
(State or other jurisdiction of                              (IRS employer
 incorporation or organization)                            identification no.)

40 WESTMINSTER STREET
PROVIDENCE, RHODE ISLAND                                      02940-6657
(Address of principal executive offices)                      (Zip Code)

                                -----------------

                             [Unsecured Securities]*
                       (Title of the indenture securities)

-----------
*Applicable to all securities
registered pursuant to the delayed
offering registration statement
--------------------------------------------------------------------------------


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1.       General information.

         (a) Name and address of each examining or supervising authority to which it is subject.

                  DEPARTMENT OF BANKING AND FINANCE
                  STATE OF GEORGIA
                  ATLANTA, GEORGIA

                  FEDERAL RESERVE BANK OF ATLANTA
                  104 MARIETTA STREET, N.W.
                  ATLANTA, GEORGIA

                  FEDERAL DEPOSIT INSURANCE CORPORATION
                  WASHINGTON, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  YES.

2.       Affiliations with obligor.

         NONE.

3.       Voting Securities of the Trustee.

         NOT APPLICABLE.

4.       Trusteeships under Other Indentures.

         NOT APPLICABLE.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         NOT APPLICABLE.

6.       Voting Securities of the Trustee Owned by the Obligor or its Officials.

         NOT APPLICABLE.

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         NOT APPLICABLE.

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8.       Securities of the Obligor Owned or Held by the Trustee.

         NOT APPLICABLE.

9.       Securities of Underwriters Owned or held by the Trustee.

         NOT APPLICABLE.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         NOT APPLICABLE.

11. Ownership or Holdings by the Trustee of any Securities or a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         NOT APPLICABLE.

12.      Indebtedness of the Obligor to the Trustee.

         NOT APPLICABLE.

13.      Defaults by the Obligor.

         (a) Whether there is or has been a default with respect to the securities under this indenture.

                  THERE IS NOT AND HAS NOT BEEN ANY SUCH DEFAULT.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

                  THERE HAS NOT BEEN ANY SUCH DEFAULT.

14.      Affiliations with the Underwriters.

         NOT APPLICABLE.

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15.      Foreign Trustee.

         NOT APPLICABLE.

16.      List of Exhibits.

         The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
------

1 A copy of the Articles of Amendment and Restated Articles of Incorporation as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

2 A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 1.)

3        A copy of the authorization of the Trustee to exercise trust powers.
         (Included in Exhibit 1.)

4 By-laws of the Trustee. (Included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

5        Not applicable.

6 Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7 Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 1999.

8        Not applicable.

9        Not applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 5th day of October, 1999

                                      SUNTRUST BANK, ATLANTA


                                      By: /s/ Kristine Prall
                                          -------------------------
                                              Trust Officer

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                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Textron Financial Corporation [Unsecured Securities] to be issued under the Indenture, SunTrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      SUNTRUST BANK, ATLANTA


                                      By: /s/ Kristine Prall
                                          -------------------------
                                              Trust Officer

                               EXHIBIT 7 FORM T-1

                           LATEST REPORT OF CONDITION
                                       OF
                             SUNTRUST BANK, ATLANTA

SUNTRUST BANK ATLANTA        CALL DATE:  6/30/99      STATE #: 130330  FFIEC 031
P.O. BOX 4418 CENTER 632     VENDOR ID:  D             CERT #:  00867    RC-1
ATLANTA, GA 30302            TRANSIT #:  61000104

                                                                   -------------

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                                                                   -------------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1999

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET

                                                                                                 DOLLAR AMOUNTS IN THOUSANDS
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                                 RCFD
                                                                                                             ----
     a. Noninterest-bearing balances and currency and coins(1)....................                             0081      976,301 1.a
     b. Interest-bearing balances(2)..............................................                             0071       11,291 1.b
2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)................                             1754            0 2.a
     b. Available-for-sale securities (from Schedule RC-B column D)...............                             1773    3,195,671 2.b
3.  Federal funds sold and securities purchased under agreements to resell........                             1350    1,971,155 3.
4.  Loans and lease financing receivables:                                            RCFD
                                                                                      ----
     a. Loans and losses, net of unearned income (from Schedule RC-C).............      2122    13,394,948                       4.a
     b. LESS: Allowances for loan and lease losses................................      3123       133,428                       4.b
     c. LESS: Allocated transfer risk reserve.....................................      3128             0                       4.c
                                                                                                             RCFD
     d. Loans and leases, net of unearned income,                                                            ----
        allowance, and reserve (Item 4.a minus 4.b and 4.c).......................                             2125   13,261,520 4.d
5.  Trading assets (from Schedule RC-D)...........................................                             3545       42,643 5.
6.  Premises and fixed assets (including capitalized leases)......................                             2145       99,503 6.
7.  Other real estate owned (from Schedule RC-M)..................................                             2150          862 7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)                   2130       12,664 8.
9.  Customers' liability to this bank on acceptances outstanding..................                             2155      335,127 9.
10. Intangible assets (from Schedule RC-M)........................................                             2143       13,992 10.
11. Other assets (from Schedule RC-F).............................................                             2160      212,301 11.
12. Total assets (sum of items 1 through 11)......................................                             2170   20,133,030 12.

------------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.




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SUNTRUST BANK ATLANTA        CALL DATE:  3/31/98      STATE #: 130330  FFIEC 031
P.O. BOX 4418 CENTER 632     VENDOR ID:  D             CERT #:  00867    RC-1
ATLANTA, GA 30302            TRANSIT #:  6100010-4

                                                                   -------------

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                                                                   -------------

Schedule RC -- Continued

                                                                                                  DOLLAR AMOUNTS IN THOUSANDS
LIABILITIES
13. Deposits:                                                                                             RCON
                                                                                                        --------
     a. In domestic offices (sum of totals of columns A and C from Schedule                                 2200    7,091,113 13.a
        RC-E, part I)............................................................   RCON
                                                                                  --------
        (1)  Noninterest-bearing(1)..............................................     6631    2,903,890                       13.a.1
        (2)  Interest-bearing....................................................     6636    4,187,223                       13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                               RCON      4,988,807 13.b
        Schedule RC-E, part II)..................................................   RCFN
                                                                                                         --------
                                                                                                            2200
                                                                                  --------
        (1)  Noninterest-bearing.................................................     6631            0                       13.b.1
        (2)  Interest-bearing....................................................     6636    4,988,807   RCFD                13.b.2
                                                                                                         --------
14. Federal funds purchased and securities sold under agreements to repurchase...                           2800    3,770,733 14
                                                                                                          RCON
                                                                                                         --------
15.  a. Demand notes issued to the U.S. Treasury.................................                           2840             0 15.a
                                                                                                          RCFD
                                                                                                         --------
     b. Trading liabilities (from Schedule RC-D).................................                           3548            3 15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less............................                           2332      174,403 16.a
     b. With a remaining maturity of more than one year through three years......                           A547        2,557 16.b
     c. With a remaining maturity of more than three years.......................                           A548          107 16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding.....................                           2920      335,127 18
19. Subordinated notes and debentures(2).........................................                           3200      250,000 19
20. Other liabilities (from Schedule RC-G).......................................                           2930    1,163,188 20
21. Total liabilities (sum of items 13 through 20)...............................                           2948   17,776,055 21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................................                           3638            0 23
24. Common stock.................................................................                           3230       21,601 24
25. Surplus (exclude all surplus related to preferred stock).....................                           3839      703,406 25
26.  a. Undivided profits and capital reserves...................................                           3632      680,588 26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities...                           8434      951,380 26.b
27. Cumulative foreign currency translation adjustments..........................                           3284            0 27
28. Total equity capital (sum of items 23 through 27)............................                           3210    2,356,975 28
29. Total liabilities and equity capital (sum of items 21 and 28)................                           3300   20,133,030 29
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes the most       RCFD      Number    M.1
                                                                                                          ----
    comprehensive level of auditing work performed for the bank by independent external auditors as of
    any date during 1997..........................................................                        6724       N/A


1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank


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2=   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5=   Review of the bank's financial statements by external auditors
6=   Compilation of the bank's financial statements by external auditors
7= Other audit procedures (excluding preparation work) 8 = No external audit work

 ---------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.


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